RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”) is entered into by and between Keerti Melkote (“Executive”) and Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”, and in combination with its subsidiaries, affiliates and assigns, “HPE”), effective as of the date Executive signs this Agreement, with reference to the following facts:

A.Executive desires to retire from employment with the Company at close of business on December 31, 2021 (the “Retirement Date”).

B.As of the Retirement Date, Executive will not have reached the 55 years of age which is a standard eligibility requirement for the retirement vesting benefit in Company equity awards, but the Company desires to provide a retirement vesting benefit to Executive in exchange for certain commitments from Executive.

C.Executive and the Company desire to establish the obligations of the parties in connection with the Executive’s retirement from employment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Termination of Employment.

(a)Termination. Executive’s employment with the Company shall end effective as of the Retirement Date.

(b)    Accrued Compensation, Expenses and Benefits. On the Retirement Date, the Company shall pay to Executive: (i) all accrued salary and (ii) any unreimbursed business expenses incurred by Executive prior to the Retirement Date that are substantiated and reimbursable in accordance with applicable Company policy. In addition, Executive will be eligible to receive the Company health and retirement benefits for which Executive is otherwise eligible, under the terms of those ERISA plans. Executive is entitled to these payments and benefits regardless of whether Executive executes this Agreement.

(c)    Full Payment. Executive acknowledges that the amounts described in Section 1(b) above constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and separation therefrom. Except as specified in Section 2 below, Executive acknowledges that any unvested and outstanding cash and equity awards shall be deemed forfeited as of close of business on the Retirement Date. Executive further acknowledges that any eligibility for benefits under the Company’s Severance and Long-Term Change in Control Plan for Executive Officers shall be deemed forfeited as of the Retirement Date.

2.Retirement Vesting in HPE Equity. Conditioned upon (x) Executive’s entry into the general release agreement in the form attached as Exhibit A (the “Release”) during the 21-day period commencing on the Retirement Date and (y) the absence of any revocation of the Release by the Executive before its Effective Date (as defined in the Release), Executive’s Grant Agreement for Restricted Stock Units dated December 10, 2019 (Grant ID: 3-674531) and Executive’s Global Grant Agreement for Restricted Stock Units dated December 10, 2020 (Grant ID: 3-744186) (the “HPE RSU Agreements”) are amended in the form attached as Exhibit B-1 and Executive’s Grant Agreement for Performance-Adjusted Restricted Stock Units dated December 10, 2019 (Grant ID: 3-674539) and Executive’s Grant Agreement for Performance-Adjusted Restricted Stock Units dated December 10, 2020 (Grant ID: 3-744132) (the “HPE PARSU Agreements” and, together with the HPE RSU Agreements, the “HPE Equity Agreements”) are amended in the form attached as Exhibit B-2.

3.Return of Property. Executive agrees to return to HPE all confidential and proprietary information of HPE on or before the Retirement Date.

4.Restrictive Covenant Agreements. Executive reaffirms his commitments and obligations set forth in the Agreement Regarding Confidential Information and Proprietary Developments attached as

Exhibit C (the “ARCIPD”), and Executive agrees that these commitments and obligations shall survive Executive’s termination of employment with the Company as is specified in the ARCIPD.

5.No Disparagement; Cooperation. Executive will not at any time disparage HPE or its products, services or business practices or make any unfair or misleading statement regarding same. HPE agrees to instruct its directors and officers not to, directly or indirectly, make any disparaging remarks or statements regarding the Executive to any person or entity, either orally or in writing, except as may be required by law. Upon the receipt of reasonable notice from HPE, Executive agrees to reasonably cooperate with and assist HPE and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving HPE about which Executive has knowledge or information including by offering availability at mutually convenient times and reasonable locations. Executive understands HPE will reimburse Executive for reasonable travel expenses incurred as a result of, and directly related to, Executive’s cooperation. In the event Executive is made aware of any issue or matter related to HPE, asked by a third party to provide information regarding HPE, or called other than by HPE as a witness to testify in any proceeding or matter related to HPE, Executive agrees to notify HPE immediately in order to give HPE a reasonable opportunity to respond and/or participate in such proceeding or matter. Nothing in this Agreement shall be construed to prevent Executive from providing truthful testimony if mandated by subpoena or court order to do so, or from cooperating fully with any request from or investigation by any federal, state or local government agency or commission (each, a “Government Agency”).

6.No Admission of Liability. This Agreement is not and shall not be construed or contended by Executive to be an admission or evidence of any wrongdoing or liability on the part of Releasees (as defined in the Release).

7.Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

8.Arbitration; Venue. Subject to the limitations of the Mutual Agreement to Arbitrate Claims between Executive and the Company attached as Exhibit D, the exclusive venue for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in the State of Delaware. Executive and the Company hereby stipulate and consent to the personal jurisdiction of such courts, and expressly waive any right to object to any such court’s exercise of jurisdiction over Executive on grounds of convenience or otherwise.

9.Assignability; Successors. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

10.Complete and Voluntary Agreement. This Agreement (together with Exhibit C, Exhibit D) and the HPE Equity Agreements (as amended) constitute the entire agreement between Executive and the Company with respect to Company’s employment of the Executive and any other subject matters hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matters. Executive acknowledges that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, that is not contained in this Agreement for the purpose of inducing Executive to execute the Agreement, and Executive acknowledges that Executive has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that Executive is executing this Agreement voluntarily, free of any duress or coercion. By signing below, Executive affirms that Executive was advised to consult with an attorney prior to signing this Agreement.

11.Severability. The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.
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12.Notice. Any notice to be given hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below.

To the Executive:
At the Executive’s current home address reflected in the Company’s employment files

To the Company at:
Hewlett Packard Enterprise
Attn: General Counsel
11445 Compaq Center West Drive
Houston, TX 77070

13.Modification; Counterparts; Facsimile/PDF Signatures. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

[Signatures on next page]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: December 8, 2021	/s/ Keerti Melkote
Keerti Melkote

HEWLETT PACKARD ENTERPRISE COMPANY
DATED: December 9, 2021
	By:	/s/ Alan May
	Name:	Alan May
	Title:	EVP, Chief People Officer
Signature Page to Retirement Agreement

EXHIBIT A

FORM OF RELEASE
(To be signed and returned on or within 21 days after the Retirement Date.)

1.Context of Agreement. This Release Agreement (this “Agreement”) is entered into by and between Keerti Melkote (“Executive”) and Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”, and in combination with its subsidiaries, affiliates, and assigns, “HPE”), effective as of the eighth day following the date Executive signs this Agreement (the “Effective Date”) with reference to the termination of Executive’s employment with the Company.

2.    General Release and Waiver of Claims. In consideration for the valuable opportunities and rights offered by Section 2 of Executive’s Retirement Agreement dated December ___, 2021 (the “Retirement Agreement”), to the fullest extent permitted by law, Executive, on behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, hereby releases, forever discharges and waives any other claims Executive may have against the Company, its direct and indirect subsidiaries and affiliates (including each of their predecessors, successors and assigns), and each of their past, present and future officers, directors, agents and employees (the “Releasees”), whether or not acting in their official capacity, from all liability, claims, damages and causes of action of every kind in connection with matters, facts or events through the Effective Date of this Agreement. This release extends, without limitation, to all “wrongful discharge” or retaliation claims, claims relating to any contract of employment, express or implied, any covenant of good faith and fair dealing, express or implied, public policy violation, any tort of any nature, or any federal, state, or local statute or ordinance, any claim for employment discrimination, including harassment, any claim under Title VII of the Civil Rights Act of 1964 as amended, Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, 42 U.S.C. 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the California Fair Employment and Housing Act, or any other federal, state or local laws relating to employment or employment discrimination, and any claims for attorney’s fees and costs. This release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company. This release does not apply to any claim or right that cannot lawfully be waived or released by private agreement between Executive and the Company. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, National Labor Relations Board, or any other comparable federal, state or local agency charged with the investigation and enforcement of any employment laws or participating in any investigation or proceeding conducted by the EEOC, NLRB or other comparable federal, state or local agency, although by signing this Agreement, Executive agrees and understands that Executive is waiving his/her right to individual relief based on claims asserted in such a charge or complaint. Executive intends this release to apply as a full and final settlement of all claims encompassed by this paragraph, whether known or unknown, suspected or unsuspected, and accordingly Executive waives any rights Executive might otherwise have under Section 1542 of the Civil Code of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive and the Company do not intend to release claims any (i) claims for coverage under any D&O or other similar insurance policy of the Company, (ii) claims for enforcement of Executive’s Retirement Agreement with the Company, (iii) claims for reimbursement of unreimbursed business expenses properly incurred prior to the Retirement Date in accordance with the Company’s policy; and (iv) claims as an equityholder in the Company (including any rights Executive has arising under operative documents applicable to Executive in such capacity).
Exhibit A
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2.Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

3.Arbitration; Venue. Subject to the limitations of the Mutual Agreement to Arbitrate Claims between Executive and the Company attached to the Retirement Agreement, the exclusive venue for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in the state of Delaware. Executive and the Company hereby stipulate and consent to the personal jurisdiction of such courts, and expressly waive any right to object to any such court's exercise of jurisdiction over Executive on grounds of convenience or otherwise. Executive agrees that Delaware has the most material interest of any state in the enforcement of this Agreement because it is designed to help preserve shareholder value and rights in a Delaware corporation.

4.Attorneys’ Fees. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

5.Assignability; Successors. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

6.No Admission of Liability. This Agreement is not and shall not be construed or contended by Executive to be an admission or evidence of any wrongdoing or liability on the part of Releasees.

7.Complete and Voluntary Agreement. This Agreement, along with Executive’s Mutual Agreement to Arbitration Claims, Executive’s Agreement Regarding Confidential Information and Proprietary Developments (ARCIPD), Executive’s Retirement Agreement and Executive’s HPE Equity Agreements (as such term is defined in the Retirement Agreement), each of which will remain in effect, sets forth the entire agreement between Executive and HPE concerning the termination of Executive’s employment, and supersedes any other written or oral promises concerning the subject matter of this Agreement. Executive has not relied on any representations or statements not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement.

8.Severability. The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court or arbitrator conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

9.Modification; Facsimile/PDF Signatures. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

10.Review of Agreement; Expiration of Offer. Executive understands that Executive may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by Executive before the end of the Consideration Period, will automatically expire. By signing below, Executive affirms that Executive was advised to consult with an attorney prior to signing this Agreement. Executive also understands that Executive may revoke this Agreement within seven (7) days of signing this document. If Executive either fails to properly sign or validly revokes this
Exhibit A
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Agreement, it will be null and void in its entirety, and Executive will not be entitled to the rights described in Section 2 of the Retirement Agreement between the parties.

DATED: __________________________
Keerti Melkote

Exhibit A
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EXHIBIT B-1

AMENDMENT TO HPE RSU AGREEMENTS

A.Section 2 of each of the HPE RSU Agreements (as defined in the attached Retirement Agreement by and between Keerti Melkote and Hewlett Packard Enterprise Company) is amended as follows.

“2. Vesting Schedule
The interest of the Employee in the RSUs shall vest according to the vesting schedule set forth above, or if earlier, in accordance with Section 8 or 9, below, except to the extent a severance plan applicable to the Employee provides otherwise. ~~Unless the provisions of~~Except as specified otherwise in Section 7, 8, 9 or 10 ~~apply~~, the Employee must remain in the employ of the Company, any Subsidiary or Affiliate on a continuous basis through the close of business on the applicable Vesting Date, as set forth above, and the Employee must be in compliance with the requirements and conditions provided for in the Plan and this Grant Agreement for the interest of the Employee in the RSUs to become fully vested on that date.”

B.Section 7 of each of the HPE RSU Agreements is amended as follows.

“7. Termination of Employment.
Except as otherwise provided for in this Grant Agreement or in the Plan or as otherwise determined by the Company in its sole discretion, if the Employee’s employment with the Company, any Subsidiary or Affiliate is terminated at any time for any reason prior to the lapse of the Restriction Period, all unvested RSUs granted hereunder shall be forfeited by the Employee, except to the extent a severance plan applicable to the Employee provides otherwise.

For purposes of this Grant Agreement, the Employee’s employment or service will be considered terminated as of the date he or she is no longer actively providing services to the Company, any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or retained or the terms of the Employee’s employment or service agreement, if any) and will not be extended by any notice period (e.g., the Employee’s period of employment or service would not include any contractual notice period, common law notice period, severance notice period, or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Employee is employed or retained or the terms of the Employee’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Employee’s employment or service is terminated for purposes of this Grant Agreement (including whether the Employee may still be considered to be providing service while on a leave of absence).

Notwithstanding anything to the contrary in this Grant Agreement, with respect to all RSUs that are unvested and outstanding as of December 31, 2021 (the “Additional Post-Termination Units”), Employee shall be offered the opportunity to vest in such Additional Post-Termination Units after termination of employment in accordance with the vesting schedule set forth above but only for so long as the Employee does not engage in Detrimental Activities (as defined in Section 17 of this Grant Agreement). If Employee chooses to engage in Detrimental Activities, then the Additional Post-Termination Units will be deemed unearned and no further Additional Post-Termination Units may vest after the date on which Employee chooses to do so. Notwithstanding Section 21(e) of this Grant Agreement, Employee’s forbearance from Detrimental Activities and the Company’s obligation to credit vesting in Additional Post-Termination Units are mutually dependent items of consideration. In the event that Employee’s obligation in this paragraph to avoid Detrimental Activities is deemed unenforceable or invalid for any reason, then the Company will have no obligation to credit vesting in Additional Post-Termination Units for the period of time during which such obligation of Employee has been deemed unenforceable or invalid.”

Exhibit B-1
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C.The first sentence of Section 17(a) of each of the HPE RSU Agreements is amended as follows.

“17(a)    For purposes of this Grant Agreement, ‘Detrimental Activities’ refers to conduct that is in violation of any contract or other legal obligation the Employee has to the Company and any one or more of the following activities if engaged in by the Employee ~~in the twelve (12) month period following the termination of employment~~ during the vesting schedule set forth above.”

D.Section 21(e) of each of the HPE RSU Agreements is amended as follows.
“21(e)    Except as specified in Section 7, ~~T~~the provisions of this Grant Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.”

E.Except as specified herein, the HPE RSU Agreements remain in effect unaltered.
Exhibit B-1
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EXHIBIT B-2

AMENDMENT TO HPE PARSU AGREEMENTS

A.Section 7 of each of the HPE PARSU Agreements (as defined in the attached Retirement Agreement by and between Keerti Melkote and Hewlett Packard Enterprise Company) is amended as follows.

“7. Termination of Employment.
Except in the case of a termination of employment due to the Employee’s death, due to a retirement that occurs more than three months after the Grant Date, or due to a total and permanent disability, the Employee must remain in the employ of the Company (or a Subsidiary or Affiliate) on a continuous basis through the last U.S. business day of the relevant Segment in for any amount of the Shares to become vested except to the extent a severance plan applicable to the Employee provides otherwise, subject to the terms and conditions of this Grant Agreement. The Committee shall have the exclusive discretion to determine when the Employee's employment or service is terminated for purposes of this Grant Agreement (including whether the Employee may still be considered to be providing service while on a leave of absence).

Notwithstanding anything to the contrary in this Grant Agreement, with respect to all PARSUs that are unvested and outstanding as of December 31, 2021 (the “Additional Post-Termination Units”), Employee shall be offered the opportunity to vest in such Additional Post-Termination Units after termination of employment in accordance with the Segment vesting schedule set forth above, and for the avoidance of doubt, subject to Company satisfaction of the applicable performance criteria referenced in Section 2 of this Grant Agreement, but only for so long as the Employee does not engage in Detrimental Activities (as defined in Section 17 of this Grant Agreement). If Employee chooses to engage in Detrimental Activities, then the Additional Post-Termination Units will be deemed unearned and no further Additional Post-Termination Units may vest after the date on which Employee chooses to do so. Notwithstanding Section 18(e) of this Grant Agreement, Employee’s forbearance from Detrimental Activities and the Company’s obligation to credit vesting in Additional Post-Termination Units are mutually dependent items of consideration. In the event that Employee’s obligation in this paragraph to avoid Detrimental Activities is deemed unenforceable or invalid for any reason, then the Company will have no obligation to credit vesting in Additional Post-Termination Units for the period of time during which such obligation of Employee has been deemed unenforceable or invalid.”

B.The first sentence of Section 17(a) of each of the HPE PARSU Agreements is amended as follows.

“17(a)    For purposes of this Grant Agreement, ‘Detrimental Activities’ refers to conduct that is in violation of any contract or other legal obligation the Employee has to the Company and any one or more of the following activities if engaged in by the Employee ~~in the twelve (12) month period following the termination of employment~~ during the Segment vesting schedule set forth above.”

C.Section 18(e) of each of the HPE PARSU Agreements is amended as follows.

“18(e)    ~~T~~Except as specified in Section 7, the provisions of this Grant Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.”

D.Except as specified herein, the HPE PARSU Agreements remain in effect unaltered.
Exhibit B-2
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EXHIBIT C

AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND PROPRIETARY DEVELOPMENTS DATED MARCH 2, 2015

HP Agreement Regarding Confidential Information and Proprietary Developments

(With Protective Covenants Relating to Post-Employment Activity)

1.     Relationship to Employment. I desire to be employed by Hewlett-Packard Company or by one of its affiliates or subsidiaries (collectively, "HP" or the "Company"). This Agreement states important terms that will apply during and after my employment by HP. I understand, however, that nothing relating to this Agreement will be interpreted as a contract or commitment whereby HP is deemed to promise continuing employment for a specified duration.

2.     Confidential Information. This Agreement concerns trade secrets, confidential business and technical information, and know-how not generally known to the public (hereinafter "Confidential Information") which is acquired or produced by me in connection with my employment by HP. Confidential Information may include, without limitation, information regarding HP organizations, staffing, finance, structure, employee performance, compensation of others, research and development, manufacturing and marketing, files, keys, certificates, passwords and other computer information, as well as information that HP receives from others under an obligation of confidentiality. I agree to abide by HP's Confidential Information Policy and specifically agree that with regard to HP Confidential Information:

a.     to use such information only in the performance of HP duties;

b.     to hold such information in confidence and trust; and

c.     to use all reasonable precautions to assure that such information is not disclosed to unauthorized persons, including, without limitation, through the media, blogs, social networking sites or other online forums, or otherwise used in an unauthorized manner, both during and after my employment with HP.

I further agree that any organizational information or staffing information learned by me in connection with my employment by HP is the Confidential Information of HP, and I agree that I will not share such information with any recruiters or any other employers, either during or subsequent to my employment with HP; further, I agree that I will not use or permit use of such as a means to recruit or solicit other HP employees away from HP (either for myself or for others).

3.    Proprietary Developments. This Agreement also concerns inventions and discoveries (whether or not patentable), designs, works of authorship, mask works, improvements, data, processes, computer programs and software (hereinafter called "Proprietary Developments") that are conceived or made by me alone or with others while I am employed by HP and that relate to the research and development or the business of HP, or that result from work performed by me for HP, or that are developed, in whole or in part, using HP's equipment, supplies, facilities or trade secrets information. Such Proprietary Developments are the sole property of HP, and I hereby assign and transfer all rights in such Proprietary Developments to HP. I also agree that any works of authorship created by me shall be deemed to be "works made for hire." For all Proprietary Developments, I further agree:

a.     to disclose them promptly to HP;

b.     to sign any assignment document to formally perfect and confirm my assignment of title to HP;

c.     to assign any right of recovery for past damages to HP; and

Exhibit C
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d.     to execute any other documents deemed necessary by HP to obtain, record and perfect patent, copyright, mask works and/or trade secret protection in all countries, in HP's name and at HP's expense.

I understand that HP may assign and/or delegate these rights. I agree that, if requested, my disclosure, assignment, execution and cooperation duties will be provided to the entity designated by HP.

In compliance with prevailing provisions of relevant state statutes,* this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

4.     Respect for Rights of Former Employers. I agree to honor any valid disclosure or use restrictions on information or intellectual property known to me and received from any former employers or any other parties prior to my employment by HP. I agree that without prior written consent of such former employers or other parties, I will not knowingly use any such information in connection with my HP work or work product, and I will not bring onto the premises of HP any such information in whatever tangible or readable form.

5.     Work Product. The product of all work performed by me during and within the scope of my HP employment including, without limitation, any files, presentations, reports, documents, drawings, computer programs, devices and models, will be the sole property of HP. I understand that HP has the sole right to use, sell, license, publish or otherwise disseminate or transfer rights in such work product.

6.     HP Property. I will not remove any HP property from HP premises without HP's permission. Upon termination of my employment with HP, I will return all HP property to HP unless HP's written permission to keep it is obtained.

7.     Protective Covenants. I acknowledge that a simple agreement not to disclose or use HP's Confidential Information or Proprietary Developments after my employment by HP ends would be inadequate, standing alone, to protect HP's legitimate business interests because some activities by a former employee who had held a position like mine would, by their nature, compromise such Confidential Information and Proprietary Developments as well as the goodwill and customer relationships that HP will pay me to develop for the Company during my employment by HP. I recognize that activities that violate HP's rights in this regard, whether or not intentional, are often undetectable by HP until it is too late to obtain any effective remedy, and that such activities will cause irreparable injury to HP. To prevent this kind of irreparable harm, I agree that for a period of twelve months following the termination of my employment with HP, I will abide by the following Protective Covenants:

(a)     No Conflicting Business Activities. I will not provide services to a Competitor in any role or position (as an employee, consultant, or otherwise) that would involve Conflicting Business Activities, however, in the event my employment with HP terminates as a result of a Workforce Restructuring program or similar reduction in force, the restriction in this clause (paragraph 7, subpart (a)) will not apply;

(b)     No Solicitation of Customers. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with any customer of HP in pursuit of a Competing Line of Business if I either had business-related contact with that customer or received Confidential Information about that customer in the last two years of my employment at HP;

[You may wish to consider clarifying that for purposes of any backward looking restrictions such as the preceding one, employment at Aruba prior to the closing is considered to be employment at HP. In this case, since HP is purchasing Aruba, the current customers of Aruba should be considered to be customers of HP. In addition, in order to improve enforceability in CA (if this provision were to get before a CA court), we would generally recommend incorporating the sort of language that is in the section relating to solicitation of suppliers “end or modify to HP’s detriment an existing business relationship with HP”. Some suggested language has been provided above for your consideration.]

Exhibit C
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(c)     No Solicitation of HP Employees. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with an HP Employee for the purpose of persuading or helping the HP Employee to end or reduce his or her employment relationship with HP if I either worked with that HP Employee or received Confidential Information about that HP Employee in the last two years of my employment with HP; and

(d)     No Solicitation of HP Suppliers. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with an HP Supplier for the purpose of persuading or helping the HP Supplier to end or modify to HP's detriment an existing business relationship with HP if I either worked with that HP Supplier or received Confidential Information about that HP Supplier in the last two years of my employment with HP.

As used here, "Competitor" means an individual, corporation, other business entity or separately operated business unit of an entity that engages in a Competing Line of Business. "Competing Line of Business" means a business that involves a product or service offered by anyone other than HP that would replace or compete with any product or service offered or to be offered by HP with which I had material involvement while employed by HP (unless HP and its subsidiaries are no longer engaged in or planning to engage in that line of business). "Conflicting Business Activities" means job duties or other business-related activities in the United States or in any other country where the HP business units in which I work do business, or management or supervision of such job duties or business-related activities, if such job duties or business related activities are the same as or similar to the job duties or business-related activities in which I participate or as to which I receive Confidential Information in the last two years of my employment with HP. "HP Employee" means an individual employed by or retained as a consultant to HP or its subsidiaries. "HP Supplier" means an individual, corporation, other business entity or separately operated business unit of an entity that regularly provides goods or services to HP or its subsidiaries, including without limitation any OEM, ODM or subcontractor.

8.     Enforcement. I make these agreements to avoid any future dispute between myself and HP regarding specific restrictions on my post-employment conduct that will be reasonable, necessary and enforceable to protect HP's Confidential Information and Proprietary Developments and other legitimate business interests. The Protective Covenants are ancillary to the other terms of this Agreement and my employment relationship with HP. This Agreement benefits both me and HP because, among other things, it provides finality and predictability for both me and the Company regarding enforceable boundaries on my future conduct. Accordingly, I agree that this Agreement and the restrictions in it should be enforced under common law rules favoring the enforcement of such agreements. For these reasons, I agree that I will not pursue any legal action to set aside or avoid application of the Protective Covenants.

9.     Notice of Post-Employment Activities. If I accept a position with a Competitor at any time within twelve months following termination of my employment with HP, I will promptly give written notice to the senior Human Resources manager for the HP business sector in which I worked, with a copy to HP's General Counsel, and will provide HP with the information it needs about my new position to determine whether such position would likely lead to a violation of this Agreement (except that I need not provide any information that would include the Competitor's trade secrets). I consent to HP notifying my new employer of my rights and obligations under this Agreement.

10.     Relief; Extension. I understand that if I violate this Agreement (particularly the Protective Covenants), HP will be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of attorney's fees and costs incurred by HP in obtaining such relief where allowed by law, and (iii) any other legal and equitable relief to which HP may be entitled. Injunctive relief will not exclude other remedies that might apply. If I am found to have violated any restrictions in the Protective Covenants, then the time period for such restrictions will be extended by one day for each day that I am found to have violated them, up to a maximum extension equal to the time period originally prescribed for the restrictions. I acknowledge that if the Company determines that (i) I have engaged in misconduct prohibited by applicable law or any applicable policy of the Company, as in effect from time to time, or (ii) the Company is required to make recovery from me under applicable law or a Company policy adopted to comply with applicable legal requirements, then the Company may, in its sole discretion, to the extent it determines appropriate and to the extent
Exhibit C
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permitted under applicable law, (a) recover from me any incentive payments (whether cash or equity) paid to me up to three years prior to the end of my employment or any time thereafter; (b) cancel my outstanding incentive awards (cash and equity) whether or not vested, and cancel future payments due hereunder, and (c) take any other action required or permitted by applicable law; provided, however, that the Company will not, unless required or permitted by applicable law, recover amounts from a plan of non-qualified deferred compensation to the extent the recovery would result in tax penalties to me under Internal Revenue Code Section 409A.

11.    Severability; Authority for Revision; Inure to Successors. The provisions of this Agreement will be separately construed. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein will remain in full force and effect as if the provision so determined had not been contained herein. If the restrictions provided in this Agreement are deemed unenforceable as written, the parties expressly authorize the court to revise, delete, or add to such restrictions to the extent necessary to enforce the intent of the parties and to provide HP's goodwill, Confidential Information, Proprietary Developments and other business interests with effective protection. The title and paragraph headings in this Agreement are provided for convenience of reference only, and shall not be considered in determining its meaning, intent or applicability. This Agreement will inure to the benefit of the parties' heirs, successors, and assigns.

12.     Governing Law; Venue. The laws of the state of Delaware shall govern this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto without regard to any conflicts of laws principles to the contrary. Subject to the limitations of any mandatory arbitration obligation I may be subject to, the exclusive venue for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in the state of Delaware. I hereby stipulate and consent to the personal jurisdiction of such courts, and expressly waive any right to object to any such court's exercise of jurisdiction over me on grounds of convenience or otherwise.

Signature required:         /s. Keerti Melkote                 03-02-2015
Keerti Melkote                         Date

*Including: California Labor Code Section 2870; Delaware Code Title 19 Section 805; Illinois 765ILCS1060/1-3, "Employees Patent Act"; Kansas Statutes Section 44-130; Minnesota Statutes 13A Section 181.78; North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, Section 66-57.1; Utah Code Sections 34-39-l through 34-39-3, "Employment Inventions Act"; Washington Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140. Rev.061314/MG4-All Us

Exhibit C
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EXHIBIT D

MUTUAL AGREEMENT TO ARBITRATE CLAIMS DATED FEBRUARY 22, 2021

February 22, 2021

MUTUAL AGREEMENT TO ARBITRATE CLAIMS

Name: Melkote, Keerti Employee ID: xxxxxx

This Mutual Agreement to Arbitrate Claims (“Agreement”) is between me (hereafter “Employee”) and Hewlett Packard Enterprise Company (hereafter the “Company” or “HPE”) or the subsidiary by which Employee is employed. Any reference to the “Company” includes all direct and indirect parent, subsidiary, partners, divisions, and affiliated entities, and all successors, predecessors, and assigns of any of them. The Federal Arbitration Act (FAA) (9 U.S.C. § 1 et seq.) shall govern this Agreement, which confirms a transaction involving interstate commerce. This Agreement shall be construed, interpreted, and its validity and enforceability determined, in accordance with the FAA. The mutual obligations by the Company and by Employee to arbitrate any disputes provide mutual consideration for this Agreement. Employee and the Company mutually agree that any and all disputes or claims between Employee and the Company shall be submitted to exclusively to binding arbitration, to the maximum extent permitted by applicable law, as provided below.

1. Scope of Agreement. This Agreement applies to any past, present, or future dispute arising out of or related to Employee's application, employment or separation from employment with the Company, and survives after the employment relationship ends. The Agreement applies to any dispute that the Company may have against Employee or that Employee may have against: (1) the Company; (2) its current and former officers, directors, principals, shareholders, owners, employees, partners, vendors or agents; (3) the Company’s benefit plans or the plan’s sponsors, fiduciaries, administrators, affiliates, or agents; and (4) all successors, predecessors and assigns of any of them. Except as it otherwise provides, this Agreement is intended to apply to all disputes that otherwise would be resolved in a court of law or before a forum other than arbitration to the maximum extent permitted by applicable law. This Agreement requires that all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by a court or jury trial or administrative hearing, to the maximum extent permitted by applicable law. With the exception of claims regarding the validity, scope, or enforceability (including unconscionability) of the Class Action Waiver and Collective Action Waiver, addressed below, Employee and the Company agree to submit to the arbitrator all claims or issues regarding arbitrability, the validity, scope, enforceability, interpretation, or application of this Agreement, the arbitrator’s jurisdiction, as well as any gateway, threshold, or any other challenges to this Agreement, including claims that this Agreement is unconscionable.

2. Covered Claims. Except as it otherwise provides, this Agreement applies, without limitation, to disputes or claims arising out of or relating to Employee’s employment relationship with the Company (including the recruitment to or termination from), and including, but not limited to claims alleging: (i) discrimination or harassment based on race, creed, color, religion, sex, age, disability, leave status, national origin, ancestry, sexual orientation, marital status, veteran or military reserve status, or any other characteristic protected by federal, state or local law; (ii)
Exhibit D

retaliation, including, but not limited to, whistleblower status or retaliation for filing a workers' compensation claim; (iii) torts, including, but not limited to, battery, defamation, invasion of privacy, infliction of emotional distress, or workplace injury not otherwise covered by applicable workers' compensation laws; (iv) all employment related laws, including, but not limited to, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, and any amendments to these laws, and any such related or similar state or local laws; (v) any federal, state or local law or common law doctrine for breach of contract, promissory estoppel, wrongful discharge or conversion; (vi) claims under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other claims concerning the Company’s benefit plans, that are not excluded below; (vii) claims regarding compensation or wages including, without limitation, claims for pay, minimum wage and overtime, wage or other penalties, benefits (except as excluded below), vacation, meal and rest breaks, classification, reimbursement of expenses, compensation, stock, or incentive bonus plans; (viii) claims concerning trade secrets, unfair competition, the Uniform Trade Secrets Act, intellectual property rights and associated laws; and (ix) federal and state statutes, regulations, ordinances, or other laws addressing any of the foregoing or similar subject matters, and all other state statutory and common law claims to the maximum extent permitted by applicable law.

3. Claims Not Covered By This Agreement. This Agreement does not apply to claims for workers compensation benefits, state disability insurance, and unemployment insurance benefits. This Agreement does not apply to (a) claims for benefits under any ERISA-covered benefit plan sponsored by the Company or funded by insurance, which include their own dispute resolution procedure; provided however that this Agreement does apply to any claims for breach of fiduciary duty, for penalties, or alleging any other violation of ERISA, even if such breach of fiduciary duty claim is combined with a claim for benefits; (b) claims for benefits under any benefit plan sponsored by the Company which includes its own arbitration procedure; provided however, if such arbitration procedure is held to be not binding or unenforceable, then this Agreement does apply; and (c) claims under ERISA that may have a preclusive effect on the interests of other participants in a benefit plan sponsored by the Company. The Company and Employee may pursue provisional relief as provided by applicable law, including temporary and/or preliminary injunctive relief, in a court of competent jurisdiction on the ground that an award may be rendered ineffective without provisional relief pending arbitration; provided, however, that all issues of final relief shall continue to be decided through arbitration, and the pursuit of the provisional relief described herein shall not constitute a waiver of the parties’ agreement to arbitrate. Disputes that by law may not be subject to pre-dispute arbitration are excluded from the coverage of this Agreement.

4. Administrative Agency Claims. Regardless of any other terms of this Agreement, claims may be brought before and remedies awarded by an administrative agency if, and only if, applicable law permits access to such an agency even with the existence of an agreement to arbitrate. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), or the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp).Nothing in this Agreement shall be deemed to stop or excuse a party from filing an administrative claim or charge with any agency in order to fulfill the party's requirement to exhaust administrative remedies and procedures before making a claim in arbitration.

5. Notice of Claim and Exhaustion of Internal Procedures. All claims in arbitration are subject to the same statutes of limitation that would apply in court. The party bringing the claim must file and serve a demand arbitration in writing and deliver the written demand by hand, overnight delivery or first class mail to the other party within the applicable statute of limitations period. The demand for arbitration shall include identification of the parties, a statement of the legal and factual basis of the claim(s), and a specification of the remedy sought. Any demand for arbitration made to the Company shall be provided to the Company’s principal office located at 6280 America Center Dr., San Jose, CA 95002, attention General Counsel. Notice to the
Exhibit D

Employee shall be sent to the Employee’s last known home address as reflected in HPE’s system of record. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration. Before initiating arbitration, Employee must utilize, and nothing contained in this Agreement shall be construed to prevent or excuse Employee or the Company from utilizing, the Company's or applicable benefit plan’s existing internal procedures for investigation and/or resolution of complaints, and this Agreement is not intended to be a substitute for the utilization of such procedures.

6. Class and Collective Action Waivers. Employee and the Company agree to bring any dispute in arbitration on an individual basis only, and not on a class, collective, multiple-plaintiff, or private attorney general representative action basis. Accordingly, the Employee and Company agree as follows:

(a)There will be no right or authority for any dispute to be brought, heard, or arbitrated as a class action (“Class Action Waiver”). The Class Action Waiver shall not be severable from this Agreement in any case in which (1) the dispute is filed as a class action; and (2) a civil court of competent jurisdiction finds the Class Action Waiver is unenforceable. In such instances, the class action must be litigated in a civil court of competent jurisdiction.

(b)There will be no right or authority for any dispute to be brought, heard, or arbitrated as a collective action (“Collective Action Waiver”). The Collective Action Waiver shall not be severable from this Agreement in any case in which (1) the dispute is filed as a collective action; and (2) a civil court of competent jurisdiction finds the Collective Action Waiver is unenforceable. In such instances, the collective action must be litigated in a civil court of competent jurisdiction.

(c)There will be no right or authority for any dispute to be brought, heard, or arbitrated jointly with other plaintiffs (“Multiple-Plaintiff Waiver”). The Multiple-Plaintiff Waiver shall not be severable from this Agreement in any case in which (1) the dispute is filed as a single plaintiff case and other plaintiffs seek to join their cases together; and (2) a civil court of competent jurisdiction finds the Multiple-Plaintiff Waiver is unenforceable. In such instances, the multiple-plaintiff action(s) must be litigated in a civil court of competent jurisdiction.

(d)There will be no right or authority for any dispute to be arbitrated as a private attorney general representative action. Any private attorney general claim must be litigated in a civil court of competent jurisdiction. The parties agree that any private attorney general action shall be stayed pending resolution of all claims that are properly subject to arbitration.

(e)Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver or Collective Action Waiver is invalid, unenforceable, unconscionable, void, or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator.

(f)The Class Action Waiver and Collective Action Waiver shall be severable from this agreement in any case in which the dispute is filed as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration.

7. Mandatory Mediation. After submission of the written claim as set forth above, the parties shall submit the matter to non-binding mediation before a mutually selected neutral mediator. The Company shall pay the reasonable fees of the mediator and the expenses associated with the mediation. JAMS or some comparable independent mediation service shall be used to provide the mediator and the rules under which the mediation will be conducted. In the event the claim is not resolved through the mediation process, the claim shall be submitted to binding arbitration, as provided herein.

Exhibit D

8. Selection of the Arbitrator and Arbitration Rules. The parties shall select a neutral arbitrator from JAMS and, except as provided in this Agreement, the binding arbitration shall be conducted in accordance with the then current JAMS Employment Arbitration Rules and Procedures. The JAMS rules are available from the Company’s Office of the General Counsel or from JAMS (currently they can be found at www.jamsadr.com/rules-employmentarbitration/). Unless the parties jointly agree otherwise, the Arbitrator shall be either an attorney who is experienced in employment law and licensed to practice law in the state in which the arbitration is convened, or a retired judge (the "Arbitrator"), and the arbitration shall take place in or near the city in which Employee is currently or was last employed by the Company, as reflected in the Company directory.

9. Pre-Hearing Procedures. The Arbitrator shall have jurisdiction to hear and rule on prehearing disputes. The Arbitrator shall permit and rule on a motion to dismiss and/or a motion for summary judgment by either party and shall apply the standards governing such motions as set forth in the Federal Rules of Civil Procedure.

10. Substantive Law and Arbitration Proceeding. The Arbitrator shall apply the substantive law including, but not limited to, applicable statutes of limitations, of the state of Delaware, without regard to its conflict of law provisions. The Arbitrator is without jurisdiction to apply any different substantive law. In arbitration, the parties will have the right to conduct adequate discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. The Federal Rules of Evidence shall apply. Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief.

11. Confidentiality. Except as may be permitted or required by law, as determined by the Arbitrator, neither a party nor an Arbitrator may disclose the content (including all testimony, information and discovery materials), or results of any arbitration hereunder without the prior written consent of all parties.

12. The Arbitrator’s Award. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in his or her individual capacity in a court of law, and no remedies that otherwise would be available to an individual in a court of law will be forfeited by virtue of this Agreement.

13. The Arbitrator’s Written Decision. The Arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration. The Arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error.

14. Arbitration Fees. Each party will pay the fees for his, her, or its own attorneys, subject to any remedies to which that party may later be entitled under applicable law. In all cases where required by law, the Company will pay the Arbitrator's and arbitration fees. However, if under applicable law the Company is not required to pay all of the Arbitrator's and/or arbitration fees, such fee(s) will be apportioned between the parties in accordance with said applicable law, and any disputes in that regard will be resolved by the Arbitrator.

15. Successors and Assigns. This Agreement will inure to the benefit of the parties’ heirs, successors, and assigns. Employee agrees this Agreement may be assigned by the Company to a subsequent employer, successor, or assign without the need for further authorization or agreement from Employee.

16. Entire Agreement. This Agreement is the full and complete agreement relating to the formal resolution of Covered Claims. Except as stated above regarding the Class Action Waiver and
Exhibit D

Collective Action Waiver, in the event any portion of this Agreement is deemed unenforceable, the unenforceable provision will be severed from the Agreement and the remainder of this Agreement will be enforceable. Notwithstanding any contrary language, if any, in any Company policy or writing, this Agreement may not be modified, revised or terminated absent a writing signed by both parties.

17. At-Will Employment. This Agreement does not in any way alter the “at-will” status of my employment; Employee understands and agrees his/her employment with HPE is for an indefinite term and is terminable, with or without cause, at any time by either Employee or HPE.

I, Employee, have carefully read this agreement and agree to its terms.

I, Employee, understand and agree that by accepting this agreement, the Company and I are each giving up our respective rights to a jury trial and that pursuant to the terms of this agreement, we are agreeing to arbitrate all disputes covered by this agreement.

I, Employee, agree that my electronic signature/acceptance of this agreement shall have the same binding effect as a handwritten signature and acceptance.

HEWLETT PACKARD ENTERPRISE COMPANY

/s/ Alan May

Alan May
Executive Vice President, Chief People Officer

Accepted on February 22, 2021
Exhibit D
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